SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 14, 2006

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Company’s press release issued on November 14, 2006 described other operating expenses of $81,127 and $80,082 for the three months ended October 28, 2006 and October 29, 2005, respectively, and other operating expenses of $240,113 and $241,165 for the nine months ended October 28, 2006 and October 29, 2005, respectively. For the three months ended October 28, 2006, other operating expenses consisted of property and equipment rentals of $29,963, depreciation and amortization of $30,617, and taxes other than income taxes of $20,547. For the three months ended October 29, 2005, other operating expenses consisted of property and equipment rentals of $28,840, depreciation and amortization of $31,532, and taxes other than income taxes of $19,710. For the nine months ended October 28, 2006, other operating expenses consisted of property and equipment rentals of $85,106, depreciation and amortization of $93,089, and taxes other than income taxes of $61,918. For the nine months ended October 29, 2005, other operating expenses consisted of property and equipment rentals of $82,601, depreciation and amortization of $94,982, and taxes other than income taxes of $63,582.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: November 14, 2006	/s/ Kevin G. Wills
Kevin G. Wills Executive Vice President of Finance And Chief Accounting Officer